UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 19, 2014

LIBERTY TAX, INC.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The 2014 annual meeting of stockholders of Liberty Tax, Inc. (the "Company") was held on September 19, 2014.

(b)	The voting results of the proposals submitted to a vote of the Company’s stockholders at the annual meeting are set forth below.

1)
Each of the following nominees for director was elected by the holders of the Company’s Class A Common Stock and the Company’s Special Voting Preferred Stock to serve until the next annual meeting of stockholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
John R. Garel	9,576,166	14,763	0	2,351,256
Steven Ibbotson	9,576,407	14,522	0	2,351,256
Ross N. Longfield	9,576,407	14,522	0	2,351,256
George T. Robson	9,576,407	14,522	0	2,351,256

The following directors were elected by John T. Hewitt, the Company’s Chairman and Chief Executive Officer, as the holder of all of the Company’s Class B Common Stock, to serve until the next annual meeting of stockholders or until a respective successor is elected and qualified: Gordon D’Angelo, John T. Hewitt and Ellen M. McDowell.

2)	The proposal for the ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2015 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,928,376	13,784	25	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: September 22, 2014	By:/s/ James J. Wheaton
James J. Wheaton
Vice President and General Counsel